EXHIBIT 4.10

FORM OF FLOATING RATE DEBT SECURITY (SOFR)

(FORM OF FACE OF DEBT SECURITY)

[IF THE DEPOSITORY TRUST COMPANY IS THE DEPOSITORY, INSERT THE FOLLOWING:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[IF DEBT SECURITY IS A GLOBAL DEBT SECURITY, INSERT THE FOLLOWING:

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

No.	$

CUSIP No:

ISIN No:

Common Code:

Verizon Communications Inc.

[TITLE OF DEBT SECURITY]

Verizon Communications Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of _________Dollars ($_________) on_________, and to pay interest on said principal sum from _________, or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly in arrears on _________, _________, _________ and _________in each year, commencing _________ (each, a “Floating Rate Interest Payment Date”), at a floating rate per annum equal to Compounded SOFR (as defined on the reverse hereof) [plus/minus] _________% until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The interest rate on this Debt Security will in no event be lower than zero.

The interest installment so payable, and punctually paid or duly provided for, on any Floating Rate Interest Payment Date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debt Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the_________, _________, _________or _________, as the case may be (whether or not a Business Day), next preceding such Floating Rate Interest Payment Date. However, interest that the Company pays on the maturity date shall be payable to the person to whom the principal hereof shall be payable. Interest on this Debt Security will be computed on the basis of a 360-day year and the actual number of days in the Observation Period (as defined on the reverse hereof). Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and may be paid to the person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debt Securities as provided in the Indenture, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

If any Floating Rate Interest Payment Date falls on a day that is not a Business Day, the Company or its designee will make the interest payment on the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case (other than in the case of the maturity date), the Company or its designee will make the interest payment on the immediately preceding Business Day. If an interest payment is made on the next succeeding Business Day, no interest will accrue as a result of the delay in payment. If the date of any payment of principal (including the maturity date) for this Debt Security falls on a day that is not a Business Day, the payment due on such date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement.

The principal of and the interest on this Debt Security shall be payable at the office or agency of the Company maintained for that purpose in the City of New York, State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. This Debt Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

On each Interest Payment Determination Date (as defined on the reverse hereof) relating to a Floating Rate Interest Payment Date, the calculation agent will calculate the amount of accrued interest payable on the Debt Securities for each interest period by multiplying (i) the outstanding principal amount of the Debt Securities by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest on the Debt Securities be less than zero.

The term “interest period” with respect to this Debt Security, means the period commencing on any Floating Rate Interest Payment Date (or, with respect to the initial interest period only, commencing on _________) to, but excluding, the next succeeding Floating Rate Interest Payment Date, and in the case of the last such period, from and including the Floating Rate Interest Payment Date immediately preceding the maturity date to but excluding such maturity date. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.

As used herein, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York, State of New York. The provisions of this Debt Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:

VERIZON COMMUNICATIONS INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. Bank Trust Company, National Association as Trustee, Authenticating Agent and Security Registrar

By:
Authorized Signatory

Dated:

(FORM OF REVERSE OF DEBT SECURITY)

This Debt Security is one of a duly authorized series of Securities of the Company, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 1, 2000, duly executed and delivered by the Company (as successor in interest to Verizon Global Funding Corp.) and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), as trustee (the “Trustee”), as amended and supplemented (the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Debt Security is one of the series designated on the face hereof (the “Debt Securities”) unlimited in aggregate principal amount.

[INSERT IF GLOBAL DEBT SECURITY — Beneficial interests in this global Debt Security may be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. This global Debt Security shall be exchangeable for Debt Securities in definitive form registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as the Depository or if at any time such Depository is no longer registered as a clearing agency or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute and a successor depository is not appointed by the Company within 90 days or (ii) the Company executes and delivers to the Trustee an Officers’ Certificate that this global Debt Security shall be so exchangeable. To the extent that this global Debt Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Debt Securities registered in such names as the Depository shall direct. Debt Securities represented by this global Debt Security that may be exchanged for Debt Securities in definitive form under the circumstances described in this paragraph will be exchangeable only for Debt Securities in definitive form issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notwithstanding any other provision herein, this global Debt Security may not be transferred except as a whole by the Depository to a successor or to a nominee of such Depository or its successor or by a nominee of such Depository to such Depository or its successor or to another nominee of such Depository or its successor.]

In case an Event of Default with respect to the Debt Securities shall have occurred and be continuing, the principal of all of the Debt Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debt Security so affected or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debt Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debt Security and of any Debt Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debt Security.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debt Security at the times and place and at the rate and in the money herein prescribed.

The Debt Securities are issuable as registered Debt Securities without coupons.

The Debt Securities shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Debt Securities may be exchanged, upon presentation thereof for that purpose, at the office or agency of the Company in the City of New York, State of New York, for other Debt Securities of authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto.

[The Debt Securities may not be redeemed prior to maturity.]

OR

[The Company may redeem this Debt Security on not less than 10 nor more than 60 days’ prior notice given as provided in the Indenture, in whole or from time to time in part, at the option of the Company, on any date or date on or after _________, and prior to maturity, at a redemption price equal to 100% of the principal amount of the Debt Securities being redeemed, plus accrued and unpaid interest on the principal amount of the Debt Securities being redeemed to, but excluding, the date of redemption.]

“Compounded SOFR” will be determined by the calculation agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

(			) x
	SOFR IndexEnd	– 1		360
	SOFR IndexStart			dc

where:

“SOFR IndexStart” = For periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value on _________;

“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Floating Rate Interest Payment Date (or in the final interest period, relating to the maturity date); and

“dc” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each Floating Rate Interest Payment Date.

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the Floating Rate Interest Payment Date for such interest period (or in the final interest period, preceding the maturity date).

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the SOFR Index unavailability provisions described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the benchmark replacement provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Debt Securities, if the Company or its designee determines on or prior to the relevant Reference Time (as defined herein) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below will thereafter apply to all determinations of the rate of interest payable on the Debt Securities. For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the Debt Securities will be an annual rate equal to the sum of the Benchmark Replacement (as defined herein) and the applicable margin.

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at

https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

If the Company or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Debt Securities in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes (as defined herein) from time to time.

Any determination, decision or election that may be made by the Company or its designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by the Company, will be made in its sole discretion;

•	if made by the Company’s designee, will be made after consultation with the Company, and such designee will not make any such determination, decision or election to which the Company objects; and

•	shall become effective without consent from the holders of the Debt Securities or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by the Company or its designee (which may be the Company’s affiliate) on the basis as described above. The calculation agent shall have no liability for not making any such determination, decision or election.

“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

a)

the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body (as defined herein) as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment (as defined herein);

b)	the sum of: (a) the ISDA Fallback Rate (as defined herein) and (b) the Benchmark Replacement Adjustment; or

c)

the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

a)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined herein);

b)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment (as defined herein); or

c)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then- current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

a)

in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

b)	in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

a)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

b)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

c)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The interest rate and amount of interest to be paid on this Debt Security for each interest period will be determined by the calculation agent. U.S. Bank Trust Company, National Association will initially serve as the calculation agent. The Company may change the calculation agent at any time without notice, and U.S. Bank Trust Company, National Association may resign as calculation agent at any time upon sixty (60) days’ written notice to the Company. All determinations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and the holders of the Debt Securities. So long as Compounded SOFR is required to be determined with respect to the Debt Securities, there will at all times be a calculation agent. In the event that any then acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail duly to establish Compounded SOFR for any interest period, or the Company proposes to remove such calculation agent, the Company shall appoint another calculation agent.

None of the Trustee, the Paying Agent and the calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

None of the Trustee, the Paying Agent and the calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth herein as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated herein and reasonably required for the performance of such duties.

As provided in the Indenture and subject to certain limitations therein set forth, this Debt Security is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in the City of New York, State of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Debt Security, the Company, the Trustee, any Paying Agent and any Security Registrar for the Debt Securities may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debt Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar for the Debt Securities) for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 310 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar for the Debt Securities shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of, or the interest on, this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

[INSERT IF GLOBAL DEBT SECURITY — The Depository by acceptance of this global Debt Security agrees that it will not sell, assign, transfer or otherwise convey any beneficial interest in this global Debt Security unless such beneficial interest is in an amount equal to an authorized denomination for Debt Securities of this series.]

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.